UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 East Middlefield Road Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MOBL	NASDAQ

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2019, MobileIron, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) elected Anjali Joshi, age 59, as a member of the Board, effective September 13, 2019. Ms. Joshi will serve as a Class II director with a term expiring at the 2022 annual meeting of stockholders and until her successor has been duly elected and qualified. The Board has affirmatively determined that Ms. Joshi is an independent director pursuant to Nasdaq’s governance listing standards. The Board has not yet determined Ms. Joshi’s committee assignments.

Ms. Joshi served as Vice President for Product Management at Google, Inc. until March 2019, and held various positions at Google since 2006. Prior to Google, Ms. Joshi was Executive Vice President of Engineering for Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses, from 1998 to 2003. Before joining Covad Communications, Ms. Joshi held positions at AT&T Bell Labs working in the areas of voice and high-speed data from 1990 to 1998. Ms. Joshi is also currently a board member of The McClatchy Company, a publisher of newspapers and provider of digital marketing services, where she serves as a member of the compensation committee.  Ms. Joshi holds a bachelor’s degree in Electrical Engineering from Indian Institute of Technology, Kanpur; a master’s degree in Electrical and Computer Engineering from SUNY at Buffalo, New York; and a master’s degree in Management Science and Engineering from Stanford University.  The Board believes Ms. Joshi’s experience as an accomplished technology and digital executive adds strong industry experience and technical acumen to the Board.

Ms. Joshi’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the definitive proxy statement filed by the Company on April 26, 2019.

There are no arrangements or understandings between Ms. Joshi and any other persons pursuant to which Ms. Joshi was named a director of the Company. Ms. Joshi has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6

MobileIron, Inc.

Dated: September 17, 2019
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Executive Officer